Exhibit 99.1

Clearwater Paper Announces Executive Changes

Danny G. Johansen to Retire and Patrick T. Burke Named Group President

SPOKANE, Wash.--(BUSINESS WIRE)--September 22, 2015--Clearwater Paper Corporation (NYSE:CLW) today announced the retirement of Danny G. Johansen as president of the company’s pulp and paperboard division. Patrick T. Burke, who currently serves as the company’s president of the consumer products division, will assume the newly created consolidated role of group president overseeing both the pulp and paperboard and consumer products businesses. Mr. Johansen is expected to continue to serve the company until the end of March 2016 to assist with the transition.

“Dan’s 42 years of service has not only been instrumental in helping shape our company, but his lifelong career as a positive and results-driven leader will serve as a legacy in the forest products industry for decades to come,” said Linda K. Massman, president and CEO. “On behalf of everyone at Clearwater Paper, we thank Dan for his countless contributions to the industry and the company.”

Prior to joining Clearwater Paper, Mr. Burke spent nearly 30 years in manufacturing, warehouse operations and supply chain management leadership positions for PepsiCo, Quaker Oats and Ralston Foods. While at PepsiCo, he managed the Western region of Gatorade with total sales of $4 billion. Mr. Burke received his Bachelor of Science from Jacksonville State University and his MBA from Ohio University.

“Pat’s drive and success bringing operational efficiencies to every part of our business is exactly what we need for our continued success,” said Massman. “Consolidated division leadership is another step towards building a more efficient and agile company that best serves our customers’ needs and can deliver more value to our stockholders.”

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding executive officer changes and contributions, operational efficiencies, and the benefits of organizational change on customer service and shareholder value. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, competitive pricing pressures for the company's products, including as a result of increased capacity as additional manufacturing facilities are operated by the company's competitors; paperboard customers may adjust inventory through decreased purchasing; customer acceptance, timing and quantity of purchases of the company's new through-air-dried, or TAD products, or other tissue products; announced price increases for the company’s products may not be accepted in whole or part; the loss of or changes in prices in regards to a significant customer; changes in transportation costs and disruptions in transportation services; manufacturing or operating disruptions, including IT system failures, equipment malfunction and damage to the company's manufacturing facilities; changes in the cost and availability of wood fiber and wood pulp; labor disruptions; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; cyclical industry conditions; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; changes in customer product preferences and competitors' product offerings; increased supply and pricing pressures resulting from increasing Asian paper production capabilities; changes in expenses and required contributions associated with the company's pension plans; reliance on a limited number of third-party suppliers for raw materials; inability to successfully implement the company's operational efficiencies and expansion strategies; changes in laws, regulations or industry standards affecting our business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

For additional information on Clearwater Paper, please visit the company's website at www.clearwaterpaper.com.

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509-344-5912
or
Investors:
Robin Yim, 509-344-5906